EXHIBIT 23.1

Consent of Independent Auditor

CONSENT OF INDEPENDENT AUDITOR
MOORE & ASSOCIATES, CHARTERED
 ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED
2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7511 Fax (702) 253-7501

The Board of Directors
Winmark, Inc.

Gentlemen:

This letter will authorize you to include the Audit Reports of your company dated December 19, 2005 and January 10, 2006 in the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission.

Yours Truly,
/s/Moore & Associates, Chartered
Moore & Associates, Chartered

Date: May 11, 2006